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                                                                     EXHIBIT 3.8

                                                        ENDORSED
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       JUL 30 1991

                                            MARCH FONG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           ACCOUNT-A-CALL CORPORATION

         Ricardo Brutocao and Joseph V. Russo certify that:

                  1. They are the President and Secretary, respectively, of Account-A-Call Corporation, a California corporation.

                  2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

                  FIRST:   The name of the corporation is AAC Corporation.

                  3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

                  4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 819,666. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: July 24, 1991                        By: /s/ Ricardo Brutocao
                                                --------------------------------
                                                Ricardo Brutocao, President

                                            By: /s/ Joseph V. Russo
                                                --------------------------------
                                                Joseph V. Russo, Secretary